                                                                    EXHIBIT 99.2

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                            STOCK PURCHASE AGREEMENT

                                  By and among

                               HEXCEL CORPORATION,

                            BERKSHIRE INVESTORS LLC,

                      BERKSHIRE FUND V, LIMITED PARTNERSHIP

                     BERKSHIRE FUND VI, LIMITED PARTNERSHIP

                          GREENBRIAR EQUITY FUND, L.P.

                                       and

                     GREENBRIAR CO-INVESTMENT PARTNERS, L.P.

                                   ----------

                          Dated as of December 18, 2002

                                   ----------

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

                                TABLE OF CONTENTS

                                     ARTICLE I
                         AUTHORIZATION AND SALE OF SHARES
Section 1.1   Authorization ................................................      2
Section 1.2   Issuance and Sale of Shares ..................................      2

                                    ARTICLE II
                                      CLOSING

Section 2.1   Closing ......................................................      2
Section 2.2   Deliveries and Payments ......................................      3

                                    ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1   Organization; Subsidiaries ...................................      3
Section 3.2   Due Authorization ............................................      4
Section 3.3   Capitalization ...............................................      5
Section 3.4   SEC Reports ..................................................      6
Section 3.5   Financial Statements .........................................      6
Section 3.6   Consents; No Violations ......................................      7
Section 3.7   Compliance with Laws .........................................      8
Section 3.8   Absence of Certain Changes ...................................      9
Section 3.9   Litigation ...................................................      9
Section 3.10  Employee Matters; ERISA ......................................      9
Section 3.11  Section 203 of the DGCL; Takeover Statute ....................     10
Section 3.12  Real Property Holding Corporation; Investment Company;
              Public Utility Holding Company ...............................     10
Section 3.13  Brokers and Finders ..........................................     11
Section 3.14  Registration and Qualification ...............................     11
Section 3.15  Opinion of Financial Advisor .................................     11
Section 3.16  Negotiations with Third Parties ..............................     12
Section 3.17  Environmental Laws ...........................................     12
Section 3.18  Title to Assets ..............................................     12
Section 3.19  Labor Relations ..............................................     13
Section 3.20  Intellectual Property ........................................     13
Section 3.21  Transactions with Affiliates .................................     14

                                    ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Section 4.1   Organization of the Investors ................................     14
Section 4.2   Due Authorization ............................................     14
Section 4.3   Consents; No Violations ......................................     14
Section 4.4   Ownership of Capital Stock ...................................     15
Section 4.5   Investment ...................................................     15
Section 4.6   Rule 144 .....................................................     15
Section 4.7   Brokers and Finders; Transaction Expenses ....................     15
Section 4.8   No Arrangements with Respect to Company Securities ...........     16
Section 4.9   Sufficient Funds .............................................     16

                                     ARTICLE V
                               CONDITIONS PRECEDENT

Section 5.1   Conditions to Obligations of the Investors and the Company ...     16
Section 5.2   Conditions to the Investors' Obligations .....................     17
Section 5.3   Conditions to the Obligations of the Company .................     19

                                    ARTICLE VI
                                     COVENANTS

Section 6.1   Conduct of Business Pending the Closing ......................     20
Section 6.2   Amendment of Certificate of Incorporation and By-Laws of
              the Company ..................................................     21
Section 6.3   Certain Payments .............................................     21
Section 6.4   Availability of Common Stock .................................     23
Section 6.5   Proxy Statement; Stockholder Approval ........................     23
Section 6.6   No Solicitation ..............................................     24
Section 6.7   HSR Act; Other Filings .......................................     26
Section 6.8   Consents; Approvals ..........................................     26
Section 6.9   Debt Refinancing .............................................     27
Section 6.10  Listing ......................................................     27
Section 6.11  Cooperation ..................................................     27
Section 6.12  Execution and Delivery of Related Agreements .................     27
Section 6.13  Use of Proceeds ..............................................     27
Section 6.14  Investors' Access to Premises; Notices of Developments .......     27
Section 6.16  IRS Forms ....................................................     28

                                    ARTICLE VII
                                    TERMINATION

Section 7.1   Termination ..................................................     28
Section 7.2   Effect of Termination ........................................     30
Section 7.3   Termination Payment ..........................................     30

                                   ARTICLE VIII
                                  INDEMNIFICATION

Section 8.1   Survival of Representations and Warranties ...................     31
Section 8.2   Indemnification ..............................................     31
Section 8.3   Procedure for Indemnification ................................     33
Section 8.4   Sole Remedy ..................................................     34

                                    ARTICLE IX
                                   MISCELLANEOUS

Section 9.1   Governing Law ................................................     35
Section 9.2   Jurisdiction; Forum; Service of Process; Waiver of Jury
              Trial ........................................................     35
Section 9.3   Successors and Assigns .......................................     35
Section 9.4   Entire Agreement; Amendment ..................................     36
Section 9.5   Notices ......................................................     36
Section 9.6   Certain Definitions ..........................................     37
Section 9.7   Withholding ..................................................     40
Section 9.8   Counterparts .................................................     40
Section 9.9   Severability .................................................     40
Section 9.10  Titles and Subtitles .........................................     40
Section 9.11  No Public Announcement .......................................     40
Section 9.12  Further Actions ..............................................     40
Section 9.13  Enforcement of Agreement .....................................     41

                             INDEX OF DEFINED TERMS

Affiliate ...............................................................     40
Agreement ...............................................................      1
Alternate Proposal ......................................................     27
beneficial ownership ....................................................     40
beneficially owns .......................................................     40
Berkshire Investors .....................................................      1
Berkshire Partners ......................................................     23
Berkshire V .............................................................      1
Berkshire VI ............................................................      1
Board of Directors ......................................................      5
Certificate of Incorporation ............................................      2
Claim ...................................................................     35
Closing .................................................................      3
Closing Date ............................................................      3
Code ....................................................................     10
Common Stock ............................................................     40
Company .................................................................      1
Company Charter Amendment ...............................................      2
Company Disclosure Schedule .............................................      4
Company Indemnified Person ..............................................     34
Consents ................................................................     28
Credit Agreement ........................................................     40
DGCL ....................................................................      5
Encumbrances ............................................................      4
Environmental Laws ......................................................     40
ERISA ...................................................................     10
ERISA Affiliate .........................................................     10
Exchange Act ............................................................     40
Expenses ................................................................     24
Expiration Date .........................................................     30
Fairness Opinions .......................................................     12
GAAP ....................................................................      7
Goldman Governance Agreement ............................................     41
Goldman Investors .......................................................     41
Goldman Purchase Agreement ..............................................     41
Goldman Registration Rights Agreement ...................................     41
Governmental Entity .....................................................     41
Greenbriar Co-Investment ................................................      1
Greenbriar Equity .......................................................      1
Greenbriar Equity Group .................................................     23
Hazardous Materials .....................................................     41
Houlihan Lokey ..........................................................     12

HSR Act .................................................................     17
Indemnifying Party ......................................................     35
Indemnitee ..............................................................     35
Investor Indemnified Person .............................................     33
Investor Managers .......................................................     23
Investors ...............................................................      1
Knowledge ...............................................................     41
Laws ....................................................................      9
Licenses ................................................................      9
Litigation ..............................................................      9
Losses ..................................................................     41
Material Adverse Effect .................................................     42
Notice of Superior Proposal .............................................     27
NYSE ....................................................................      5
PCX .....................................................................      5
Permitted Transferee ....................................................     42
Person ..................................................................     42
Plans ...................................................................     10
Proceeding ..............................................................     37
Proxy Statement .........................................................     25
Purchase Price ..........................................................      2
Registration Rights Agreement ...........................................      1
Related Agreements ......................................................      1
Restated Company By-Laws ................................................      2
Restated Goldman Governance Agreement ...................................     19
Restated Goldman Registration Rights Agreement ..........................     19
SEC .....................................................................      6
SEC Reports .............................................................      6
Securities Act ..........................................................      6
Selected Courts .........................................................     37
Senior Debt Refinancing .................................................     18
Series A Certificate of Designations ....................................      1
Series A Preferred Shares ...............................................      1
Series A Preferred Stock ................................................      1
Series B Certificate of Designations ....................................      1
Series B Preferred Shares ...............................................      1
Series B Preferred Stock ................................................      1
Shares ..................................................................      1
Significant Subsidiaries ................................................     42
Special Meeting .........................................................     24
Stockholder Approval ....................................................     18
Stockholders Agreement ..................................................      1
Subsidiary ..............................................................     42
Superior Proposal .......................................................     28

Termination Payment .....................................................     33
Transaction Fee .........................................................     23

Exhibits

Exhibit A  --  Form of Series A Preferred Stock Certificate of Designations
Exhibit B  --  Form of Series B Preferred Stock Certificate of Designations
Exhibit C  --  Form of Stockholders Agreement
Exhibit D  --  Form of Registration Rights Agreement
Exhibit E  --  Company Charter Amendment
Exhibit F  --  Restated Company By-Laws
Exhibit G  --  Terms of Senior Debt Restructuring
Exhibit H  --  Form of the Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit I  --  Summary Terms of Equity Incentive Plans
Exhibit J  --  Form of Press Release

                            STOCK PURCHASE AGREEMENT

            This STOCK PURCHASE AGREEMENT (this "Agreement"), is entered into as of December 18, 2002, by and among Hexcel Corporation, a Delaware corporation (the "Company"), Greenbriar Equity Fund, L.P., a Delaware limited partnership ("Greenbriar Equity"), Greenbriar Co-Investment Partners, L.P., a Delaware limited partnership ("Greenbriar Co-Investment"), Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership ("Berkshire V"), Berkshire Fund VI, Limited Partnership, a Massachusetts limited partnership ("Berkshire VI"), and Berkshire Investors LLC, a Massachusetts limited liability company ("Berkshire LLC" and, together with Greenbriar Equity, Greenbriar Co-Investment, Berkshire V, Berkshire VI and the permitted designees of Berkshire V and Berkshire VI under Section 1.2 of this Agreement, the "Investors").

                              W I T N E S S E T H :

            WHEREAS, on the terms and subject to the conditions hereof, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, (i) an aggregate of 77,875 shares (the "Series A Preferred Shares") of Series A Convertible Preferred Stock, without par value (the "Series A Preferred Stock"), of the Company having the terms set forth in the Certificate of Designations of the Series A Convertible Preferred Stock attached hereto as Exhibit A (the "Series A Certificate of Designations") and (ii) an aggregate of 77,875 shares (the "Series B Preferred Shares" and, together with the Series A Preferred Shares, the "Shares") of Series B Convertible Preferred Stock, without par value (the "Series B Preferred Stock"), of the Company having the terms set forth in the Certificate of Designations of the Series B Convertible Preferred Stock attached hereto as Exhibit B (the "Series B Certificate of Designations"), for an aggregate purchase price of $77,875,000; and

            WHEREAS, in connection with the transactions contemplated by this Agreement, at the Closing (as defined in Section 2.1 below), the Company and the Investors will enter into (A) with Berkshire Fund V Investment Corp., Berkshire Fund VI Investment Corp., a Stockholders Agreement in the form of Exhibit C hereto (the "Stockholders Agreement") and (B) a Registration Rights Agreement in the form of Exhibit D hereto (the "Registration Rights Agreement", and, together with the Stockholders Agreement, the "Related Agreements"); and

            WHEREAS, on the terms and subject to the conditions hereof, at the Closing, (i) the Certificate of Incorporation of the Company (as amended from time to time, the "Certificate of Incorporation") will be amended substantially as set forth in the form of amendment attached as Exhibit E hereto (the "Company Charter Amendment"), and (ii) the By-Laws of the Company will be amended and restated so as to read substantially in the form attached hereto as Exhibit F (the "Restated Company By-Laws").

            NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                        AUTHORIZATION AND SALE OF SHARES

            Section 1.1 Authorization. Subject to obtaining the Stockholder Approval (as defined in Section 5.1(c) below), the Company has heretofore authorized the issuance and sale of the Shares to the Investors at the Closing pursuant to this Agreement.

            Section 1.2 Issuance and Sale of Shares. Upon the terms and subject to the conditions set forth herein, at the Closing, in reliance on the representations and warranties of the Investors contained herein, the Company shall issue and sell to each Investor and, in reliance on the representations and warranties of the Company contained herein, each such Investor shall purchase from the Company, the number of Shares indicated on Schedule 1.2 hereto opposite such Investor's name, for an aggregate purchase price of $77,875,000 ("Purchase Price"); provided, that each of Berkshire V and Berkshire VI shall be entitled to assign its right to acquire the Shares to be purchased by such Investor to its wholly-owned subsidiary by delivering written notice of such reallocation to the Company not less than two business days prior to the Closing so long as such assignment does not (i) change the total number of Series A Preferred Shares and Series B Preferred Shares being acquired hereunder or the aggregate Purchase Price or (ii) affect the accuracy of the Investors' representations contained in Article IV hereof; provided, further, that (A) such assignment shall not release such Investor from any of its obligations under this Agreement and (B) that any wholly-owned subsidiary of Berkshire V or Berkshire VI which purchases Shares pursuant to this Section 1.2 shall transfer any Shares so purchased to any of Berkshire V or Berkshire VI within 90 days of the Closing.

                                   ARTICLE II

                                     CLOSING

            Section 2.1 Closing. The closing (the "Closing") of the purchase and sale of the Shares contemplated hereby shall take place on such date and at such time as shall be mutually agreed to by the Company and the Investors, but in no event later than two business days following the date of the Stockholder Approval, subject to satisfaction or waiver of all of the conditions set forth in Article V (the date of the Closing is hereinafter referred to as the "Closing Date"). The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, or at such other place as agreed to by the Company and the Investors.

            Section 2.2 Deliveries and Payments.

            (a) Subject to the satisfaction or waiver of each of the conditions hereof, at the Closing, the Company shall deliver to each Investor against payment of the Purchase Price: (i) one certificate representing the appropriate number of Series A Preferred Shares registered in the name of such Investor as set forth on Schedule 1.2; (ii) one certificate representing the appropriate number of Series B Preferred Shares registered in the name of such Investor as set forth on Schedule 1.2; (iii) each of the certificates, instruments and agreements required to be delivered by the Company pursuant to Article V hereof;
(iv) filed copies of the Company Charter Amendment, the Series A Certificate of Designations and the Series B Certificate of Designations certified by the Delaware Secretary of State; (v) such other documents as the Investors may reasonably request in connection with the Closing; and (vi) payment of fees and expenses due each Investor at the Closing pursuant to Section 6.3 hereof by wire transfer of immediately available funds to an account or accounts designated by the Investors prior to the Closing.

            (b) Subject to the satisfaction or waiver of each of the conditions hereof, at the Closing, each of the Investors shall deliver to the Company: (i) payment of the Purchase Price, by wire transfer of immediately available funds to an account or accounts designated by the Company prior to the Closing, for the Shares to be purchased by such Investor; (ii) each of the certificates, instruments and agreements required to be delivered by each of the Investors pursuant to Article V hereof; and (iii) such other documents as the Company may reasonably request in connection with the Closing.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to the Investors, as of the date hereof and as of the Closing, as follows:

            Section 3.1 Organization; Subsidiaries.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure to so qualify or be licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

            (b) Each Significant Subsidiary is a corporation, limited liability company, limited partnership or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to carry on its business as it is now being conducted except where the failure to be in good standing or to have such power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in
Section 3.1(b) of the disclosure schedule delivered by the Company to the Investors on the date hereof (the "Company Disclosure Schedule"), (i) the Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock or other equity interests of the Significant Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances ("Encumbrances") and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Significant Subsidiary, or any contract, agreement or other commitment of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Significant Subsidiary or pursuant to which any Significant Subsidiary is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for the Subsidiaries and except as set forth on Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any interest in any corporation, limited liability company, partnership, business association or other Person.

            Section 3.2 Due Authorization.

            (a) The Company has all right, corporate power and authority to enter into this Agreement and the Related Agreements, and, subject to obtaining the Stockholder Approval, to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the Related Agreements, and the compliance by the Company with each of the provisions of this Agreement and the Related Agreements (i) are within the corporate power and authority of the Company, and (ii) subject to obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action of the Company. This Agreement has been, and each of the Related Agreements, when executed and delivered by the Company, will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and each of the Related Agreements, when executed and delivered by the Company will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity. The Restated Company By-Laws have been duly adopted by the Board of Directors of the Company (the "Board of Directors") and will be effective upon the Closing.

            (b) The Shares have been duly authorized by the Company and, when issued, sold and delivered in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable. At the Closing, no further approval or authority of the stockholders or the Board of Directors under the Delaware General Corporation Law (the "DGCL"), the rules of the New York Stock Exchange (the "NYSE") or the consent of any other party will be required for the issuance of the Shares. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized by the Company and, when issued upon conversion of the Shares in accordance with the Series A Certificate of Designations or the Series B Certificate of Designations, as appropriate, will be validly issued, fully paid and nonassessable. At the Closing, the shares of Common Stock issuable upon conversion of the Shares at the initial conversion price will be reserved for issuance, and no further approval or authority of the stockholders or the Board of Directors under the DGCL, the rules of the NYSE or the consent of any other party, other than the approval of the NYSE and the Pacific Exchange, Inc. (the "PCX") of the listing of such shares of Common Stock on the NYSE and PCX, will be required for such issuance of Common Stock. No preemptive rights or other rights to subscribe for or purchase securities exist with respect to the issuance and sale of the Shares or the issuance of shares of Common Stock issuable upon conversion of the Shares other than such rights held pursuant to the Goldman Governance Agreement, the Restated Goldman Governance Agreement and the Stockholders Agreement.

            Section 3.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of December 13, 2002, 38,419,559 shares were issued and outstanding excluding 1,204,358 shares of Common Stock held in the Company's treasury as of such date, (ii) 20,000,000 shares of Preferred Stock, without par value, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and not subject to the preemptive or other similar rights of the stockholders of the Company, other than such rights held pursuant to the Goldman Governance Agreement, the Restated Goldman Governance Agreement and the Stockholders Agreement. As of the date hereof, there is outstanding (i) $46,935,000 in aggregate principal amount of the Company's 7.0% Convertible Subordinated Notes due 2003, which notes are convertible into 2,968,690 shares of Common Stock and (ii) $22,750,000 in aggregate principal amount of the Company's 7.0% Convertible Subordinated Debentures, due 2011, which notes are convertible into 740,559 shares of Common Stock. Except as described in the SEC Reports (as defined below) filed prior to the date hereof and other than pursuant to stock incentive plans approved by the Board of Directors, the Stockholders Agreement, the Goldman Governance Agreement and the Restated Goldman Governance Agreement, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock of the Company, or any contract or agreement of any character whatsoever relating to issued or unissued capital stock of the Company or pursuant to which the Company is or may become bound to issue or grant additional shares of its capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Other than as set forth on Section 3.3 of the Company Disclosure Schedule, (i) the Company has no currently existing agreement to register any securities under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities law and has not granted registration rights to any Person or entity which have not expired and (ii) there are no voting trusts, stockholders agreements, proxies or other contracts or agreements or understandings in effect to which the Company is a party or of which it has Knowledge with respect to the voting or transfer of any of the outstanding shares of Common Stock.

            Section 3.4 SEC Reports. The Company has timely filed all proxy statements, reports and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") under the Exchange Act or otherwise since January 1, 1999, and made available to the Investors complete copies of all annual reports, proxy statements and other reports filed by the Company with the SEC, each as filed with the SEC (collectively, the "SEC Reports"). Each SEC Report was, on the date of its filing, in compliance in all material respects with the requirements of its respective report form and the applicable Law and did not, on the date of its filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            Section 3.5 Financial Statements. The consolidated financial statements of the Company (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with GAAP the consolidated financial condition, results of operations, stockholders' equity, comprehensive income and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods then ended (except as may be indicated in the notes thereto and except, in the case of interim statements, for the absence of footnotes and as permitted by Form 10-Q and subject to changes resulting from year-end adjustments, none of which are material in amount or effect). Except as disclosed in the SEC Reports filed prior to the date hereof, neither the Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when asserted), except for (i) liabilities and obligations reflected or disclosed in the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2001, or the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2002, or the footnotes thereto, (ii) liabilities and obligations incurred in the ordinary course of business since September 30, 2002, or (iii) liabilities and obligations which, individually or in the aggregate, have not had and would not reasonably be expected to have or result in a Material Adverse Effect.

            Section 3.6 Consents; No Violations. (a) Except as set forth in
Section 3.6(a) of the Company Disclosure Schedule, the execution, delivery or performance by the Company of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) assuming the effectiveness of the Company Charter Amendment, the Series A Certificate of Designations, the Series B Certificate of Designations and the Restated Company By-Laws, conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or by-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (A) any Law or (B) any provision of any agreement or other instrument to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except where such breach, violation or default, creation of an Encumbrance, or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect or (iii) except for (A) the filing of the Company Charter Amendment, the Series A Certificate of Designations and the Series B Certificate of Designations with the Secretary of State of the State of Delaware, (B) the approval of the NYSE and the PCX of the listing of the shares of Common Stock issuable upon conversion of the Shares on the NYSE and PCX, (C) the Stockholder Approval and the filing with the SEC of the Proxy Statement (as defined below) relating thereto, (D) any required filing under the HSR Act and any foreign governmental and regulatory filings, notices and approvals required to be made or obtained as contemplated by Section 5.1(e), and (E) any filings, consents, approvals or authorizations of, notifications to, or exemptions or waivers by any Governmental Entity or any other Person which are not, individually or in the aggregate, material to the consummation of the transactions contemplated hereby or thereby, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of the Company or any of its Subsidiaries.

            (b) At the date hereof and at the Closing Date, the acquisition of shares of Common Stock by any Investor in accordance with Section 3.01(e) of the Stockholders Agreement (i) will not conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or (ii) will not constitute, with or without notice or the passage of time or both, a breach, violation or default, or create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration under any Law or any provision of any agreement or other instrument to which the Company or any of its Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, or (iii) is not prohibited by any agreement or instrument referenced in clause (ii).

            (c) Except as set forth in the Stockholders Agreement and the Debt Instruments (as such term is defined in the Stockholders Agreement), at the date hereof, any acquisition of debt securities of the Company by an Investor (i) will not conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries, as in effect on the date hereof or
(ii) will not constitute, with or without notice or the passage of time or both, a breach, violation or default, or create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration under any Law or any provision of any material agreement or other instrument to which the Company or any of its Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, in each case as in effect on the date hereof, or (iii) is not prohibited by any agreement or instrument referenced in clause (ii).

            Section 3.7 Compliance with Laws. Except as disclosed in the SEC Reports filed prior to the date hereof, the Company and its Subsidiaries are, and since January 1, 2000, have been, in compliance in all material respects with all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, injunctions, judgments, decrees and bodies of law (collectively, "Laws"), and the Company and its Subsidiaries possess all material licenses, franchise permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the Company's and its Subsidiaries' properties (collectively, "Licenses"), except where such noncompliance or failure to possess, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. All of such Licenses are valid and in full force and effect, and the Company and its Subsidiaries have duly performed and are in compliance in all material respects with all of their obligations under such Licenses except where such suspension or cancellation of such Licenses or the noncompliance with such Licenses, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. In the conduct of its business, neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has, in any material respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

            Section 3.8 Absence of Certain Changes. Since June 30, 2002, neither the Company nor any of the Subsidiaries has suffered any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

            Section 3.9 Litigation.

            (a) Except as set forth in Section 3.9(a) of the Company Disclosure Schedule or as disclosed in the SEC Reports filed prior to the date hereof, there is no claim, action, suit, investigation or proceeding ("Litigation") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Company or a Subsidiary, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The statements contained on
Schedule 3.9(a) hereto are true and correct as of the date hereof.

            (b) Except as disclosed in the SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, except for defaults or breaches, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

            Section 3.10 Employee Matters; ERISA.

            (a) All (i) "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any "multiemployer plan," as defined in Section 3(37)(A) of ERISA, maintained or contributed to by the Company or any of its Subsidiaries and (ii) other plans, agreements or arrangements relating to compensation or employee benefits pursuant to which the Company or any of its Subsidiaries may have any material liability (collectively, the "Plans"), are in compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and the Company and its Subsidiaries do not have any liabilities or obligations (other than liabilities and obligations for benefits payable in the ordinary course) with respect to any Plan, whether or not accrued, contingent or otherwise, except (a) as described in any of the SEC Reports filed prior to the date hereof or previously disclosed in writing to the Investors and
(b) for instances of noncompliance or liabilities or obligations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except such of the following as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (x) neither the Company nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of Section 414 of the Code or Section 4001(b) of ERISA, has incurred any unsatisfied liability under

Title IV of ERISA and no conditions exist that could reasonably be expected to present a risk to the Company or any ERISA Affiliate of incurring any such liability (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), and (y) no "employee benefit plan" maintained or contributed to by the Company or any ERISA Affiliate, other than a "multiemployer plan" as defined in Section 3(37)(A) of ERISA, has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. As to any "multiemployer plan" maintained or contributed to by the Company or any of its Subsidiaries or ERISA Affiliate of the Company, neither the Company nor any ERISA Affiliate has any Knowledge (a) that such plan is not in substantial compliance with the applicable provisions of ERISA and the Code; or (b) that such plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived.

            (b) Each Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS, and, to the Company's Knowledge, nothing has occurred which may reasonably be expected to result in the revocation of such determination.

            (c) Except as set forth on Section 3.10(c) of the Company Disclosure Schedule, the execution and delivery of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Plan (or related trust), trust or loan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee or director of the Company or any subsidiary of the Company, or (ii) result in the triggering or imposition of any material restrictions or limitations on the right of the Company or any of its Subsidiaries to amend or terminate any Plan.

            Section 3.11 Section 203 of the DGCL; Takeover Statute. The Board of Directors has taken all actions necessary or advisable so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section) will not apply to the execution by the Investors of this Agreement or the consummation of any of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement will not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws.

            Section 3.12 Real Property Holding Corporation; Investment Company; Public Utility Holding Company. The Company is not, and has not been at any time during the past five years, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Neither the Company nor any of its Subsidiaries is an "investment company" or a "company controlled by an investment company" or an "affiliated person" or "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            Section 3.13 Brokers and Finders. Except as set forth in Section
3.13 of the Company Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries.

            Section 3.14 Registration and Qualification.

            (a) Assuming the accuracy of the representations and warranties made by the Investors set forth in Article IV hereof, it is not necessary in connection with the offer, sale and delivery of the Shares to the Investors in the manner contemplated by this Agreement to register the Shares, or the shares of Common Stock issuable upon conversion of the Shares, under the Securities Act or the securities laws of any state thereof.

            (b) The Company has not, directly or indirectly, offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Shares and require any of the Shares to be registered under the Securities Act. None of the Company, its Subsidiaries or any person acting on its or any of their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Shares.

            Section 3.15 Opinion of Financial Advisor. The Board of Directors has received the opinions of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), financial advisor to the Board of Directors, to the effect that, as of the date of each such opinion, (i) the transactions contemplated by this Agreement and the Goldman Purchase Agreement are fair, from a financial point of view to the Company and its public stockholders, other than the Investors and the Goldman Investors and (ii) the transactions contemplated by this Agreement and the Goldman Purchase Agreement are fair, from a financial standpoint to the Company and its Restricted Subsidiaries (as such term is defined in the Indenture, dated January 21, 1999, between the Company and The Bank of New York, as trustee, relating to the issuance of the Company's 9-3/4% Senior Subordinated Notes due 2009) (together, the "Fairness Opinions").

            Section 3.16 Negotiations with Third Parties. Except in connection with the transactions contemplated by this Agreement and the Goldman Purchase Agreement and subject to Section 6.6, the Company is not as of the date hereof, and since November 8, 2002, has not been, directly or indirectly, negotiating, seeking to negotiate or otherwise engaging in discussions with any Person (other than with respect to the restructuring transactions set forth in Section 6.1 of the Company's Disclosure Schedule) relating to (a) an acquisition of greater than 20% of the Common Stock, (b) a tender or exchange offer for the Common Stock, (c) a merger, consolidation or other business combination involving the Company or any of its material Subsidiaries, or (d) an offer to acquire in any manner a greater than 20% equity interest in the Company, or more than 20% of the assets of the Company and its Subsidiaries, taken as a whole.

            Section 3.17 Environmental Laws. Except as set forth in Section 3.17 of the Company Disclosure Schedule and except as disclosed in the SEC Reports filed prior to the date hereof, each of the Company and its Subsidiaries is in compliance with all Environmental Laws applicable to such entity or its business except for such non-compliances as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received written notice of, or is aware of, any violation or alleged violation, or any liability or asserted liability, under any Environmental Law, with respect to such entity or its business or its premises which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability for environmental clean-up, removal, remediation, or damages, except for such environmental clean-up, removal, remediation, or damages, as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

            Section 3.18 Title to Assets. Except for such encumbrances which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has good and marketable title, subject only to the encumbrances not prohibited by the Credit Agreement, to all personal property purported to be owned by it and to all property reflected in the most recent balance sheet referred to in Section 3.5 (except as sold or otherwise disposed of in the ordinary course of business as no longer used or useful in the conduct of the business). Except as had not had and would not reasonably be expected to have a Material Adverse Effect, each material lease of real and personal property to which the Company or any of its Subsidiaries is a party is in full force and effect and, except for such defaults as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, is not subject to termination because of default or otherwise.

            Section 3.19 Labor Relations. As of the date hereof, the Company represents that, to its Knowledge, except as set forth in Section 3.19 of the Company Disclosure Schedule, (a) except for such strikes as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, no strikes against either the Company or its Subsidiaries are pending or, to the Company's Knowledge, threatened, and no other labor disputes that, individually or in the aggregate, have not had and would reasonably be expected to have a Material Adverse Effect are pending or, to the Company's Knowledge, threatened; (b) except as have not had and would not reasonably be expected to have a Material Adverse Effect, hours worked by and payment made to employees of the Company or any of its Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) except as have not had and would not reasonably be expected to have a Material Adverse Effect, all payments due from either the Company or its Subsidiaries for employee health and welfare insurance have been paid or accrued as a liability on the books of such entity; (d) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement, except for any collective bargaining agreement, management agreement, consulting agreement or any employment agreement as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; (e) except as has not had and would not reasonably be expected to have a Material Adverse Effect, there is no organizing activity involving either the Company or its Subsidiaries pending or, to either the Company or its Subsidiaries' Knowledge, threatened by any labor union or group of employees; (f) except as have not had and would not reasonably be expected to have a Material Adverse Effect, there are no representation proceedings pending or, to the Company's Knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of either the Company or its Subsidiaries has made a pending demand for recognition; and (g) there are no complaints or charges against either the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by either the Company or its Subsidiaries of any individual which, individually or in the aggregate, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

            Section 3.20 Intellectual Property. Each of the Company and its Subsidiaries owns or is licensed or otherwise possesses sufficient rights to use and transfer such rights in all the patents, trademarks, service marks, trade names, copyrights, know-how, franchises, software and software licenses used in or necessary for the operation of its business as currently conducted, except where such failure to own, license or possess the right to use and transfer, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

            Section 3.21 Transactions with Affiliates. Except as set forth in
Section 3.21 of the Company Disclosure Schedule or the SEC Reports filed prior to the date hereof and except for events (or series of related matters) as to which the amounts involved are not material to the Company, since the Company's proxy statement dated April 2, 2002, no event has occurred that would be required to be reported as a "Certain Relationship or Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

            Each Investor hereby represents and warrants to the Company, solely as to itself, separately and not jointly, as of the date hereof and as of the Closing, as follows:

            Section 4.1 Organization of the Investors. Such Investor is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite power and authority to carry on its business as it is now being conducted.

            Section 4.2 Due Authorization. Such Investor has all right, power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Investor of this Agreement and each of the Related Agreements, and the compliance by such Investor with each of the provisions of this Agreement and the Related Agreements (a) are within the power and authority of such Investor and (b) have been duly authorized by all necessary action on the part of such Investor. This Agreement has been, and each of the Related Agreements when executed and delivered by such Investor at the Closing in accordance with the terms of this Agreement will be, duly and validly executed and delivered by such Investor, and this Agreement constitutes, and each of the Related Agreements when executed and delivered by such Investor will constitute, a valid and binding agreement of such Investor enforceable against such Investor in accordance with its respective terms except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

            Section 4.3 Consents; No Violations. Neither the execution, delivery or performance by such Investor of this Agreement and the Related Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a breach or a violation of, any provision of the organizational documents of such Investor, (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any provision of any agreement or other instrument to which such Investor is a party or pursuant to which such Investor or its assets or properties is subject, or (c) except for any required filing under the HSR Act and any foreign governmental and regulatory filings, notices and approvals required to be made or obtained as contemplated by Section 5.1(e) hereof, and filings, consents, approvals or authorizations of, notifications to, or exemptions or waivers by any Governmental Entity or any other Persons which are not, individually or in the aggregate, material to the consummation of the transactions contemplated hereby or thereby, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of such Investor.

            Section 4.4 Ownership of Capital Stock. Neither such Investor nor any of its respective subsidiaries, directors, officers or members beneficially owns, directly or indirectly, any capital stock of the Company or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any capital stock of the Company or any security convertible into capital stock of the Company, other than this Agreement and the Related Agreements.

            Section 4.5 Investment.

            (a) Such Investor is acquiring Shares for investment for its own account, and not with a view to any distribution thereof in violation of the securities laws. Such Investor understands that the Shares have not been registered under the Securities Act by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.

            (b) Such Investor's financial condition and investments are such that it is in a position to bear the economic risks of the investment and withstand the complete loss of the investment. Such Investor has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of an investment in such Shares.

            (c) Such Investor qualifies as an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder.

            Section 4.6 Rule 144. Such Investor acknowledges that the Shares to be purchased by such Investor must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

            Section 4.7 Brokers and Finders; Transaction Expenses. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on any agreement, arrangement or understanding with such Investor.

            Section 4.8 No Arrangements with Respect to Company Securities. Except for arrangements, agreements or understandings between and among the Investors and their Affiliates, none of the Investors or any of their respective Affiliates has any arrangement, agreement or understanding with any other Person (other than arrangements, agreements or understandings (A) with the Company and (B) among each other) for the purpose of acquiring, holding, voting or disposing of beneficial ownership of securities of the Company.

            Section 4.9 Sufficient Funds. Such Investor has available, or has obtained commitments for, sufficient funds to acquire its portion of the Shares to be purchased pursuant to this Agreement.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

            Section 5.1 Conditions to Obligations of the Investors and the Company. The respective obligations of each of the Investors and the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

            (a) HSR Approval. The applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, relating to the transactions contemplated by this Agreement shall have been terminated or shall have expired.

            (b) Laws. No Laws shall be in effect which prohibit the consummation of the transactions contemplated hereby.

            (c) Stockholder Approval. The approval of holders of the requisite number of the shares of Common Stock outstanding on the record date for the Special Meeting (as defined below) in accordance with the requirements of the DGCL and the rules of the NYSE and PCX, as applicable, shall have been received for (i) the issuance of the Shares and the shares of Common Stock issuable upon conversion of the Shares, (ii) the issuance and sale of 47,125 shares of Series A Preferred Stock and 47,125 shares of Series B Preferred Stock to the Goldman Investors pursuant to the Goldman Purchase Agreement and (iii) the Company Charter Amendment (the "Stockholder Approval").

            (d) Senior Debt Restructuring. The Company shall have consummated a refinancing or restructuring of its Credit Agreement (the "Senior Debt

Refinancing") on terms and conditions no less favorable to the Company than those set forth in Exhibit G hereto.

            (e) Foreign Governmental and Regulatory Filings. The Company and/or the Investors shall have made any material foreign governmental and regulatory filings, given all material notices and obtained any material approvals that the Company and the Investors reasonably agree are required in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements.

            (f) NYSE and PCX Listing. The shares of Common Stock issuable upon conversion of the Shares shall have been approved for listing on the NYSE and PCX, subject to official notice of issuance.

            (g) Receipt of Proceeds. The Company shall have received or shall receive simultaneously with the Closing gross proceeds (before giving effect to the payment of fees and expenses) of not less than $47,125,000 from simultaneous issuances of its Series A Preferred Stock and Series B Preferred Stock to parties other than the Investors on the terms provided to the Investors on the date hereof.

            Section 5.2 Conditions to the Investors' Obligations. The obligation of each of the Investors to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

            (a) Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date, as if made at and as of such time, except (i) to the extent expressly made as of an earlier date, in which case as of such date, (ii) in the case of any of the representations and warranties (other than those set forth in the second sentence of Section 3.1(b), Sections 3.2-3.6, Sections 3.11-3.16 and Section 3.21) where the failure to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have a Material Adverse Effect, (iii) in the case of the representations and warranties set forth in the second sentence of Section 3.1(b), Sections 3.2-3.6, Sections 3.11-3.16 and Section 3.21, which shall be true and correct in all material respects on each such date (except to the extent statements in such representations and warranties are qualified by "materiality" or "Material Adverse Effect", which statements shall be true and correct in all respects on each such date), and (iv) for changes specifically permitted by this Agreement.

            (b) Performance of Obligations. The Company shall have performed, satisfied and complied with, in all material respects, all covenants and agreements set forth in this Agreement required to be performed by it under this Agreement at or prior to the Closing.

            (c) Director Resignation. A director of the Company shall have resigned from the Board of Directors effective as of the Closing.

            (d) Officer's Certificates. The Company shall have delivered to the Investors a certificate signed by its chief executive officer, dated the Closing Date, in form and substance reasonably satisfactory to the Investors, to the effect that the conditions set forth in Sections 5.2(a), 5.2(b) and 5.2(c) have been satisfied.

            (e) Material Adverse Effect. Since June 30, 2002, there shall not have occurred any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

            (f) Related Agreements. At or prior to the Closing, the Company shall have delivered to each of the Investors originals of each of (i) the Related Agreements, (ii) the Amended and Restated Governance Agreement, dated as of the Closing Date, among the Company, the Goldman Investors and the other parties signatory thereto (the "Restated Goldman Governance Agreement") and
(iii) the Amended and Restated Registration Rights Agreement, dated as of the Closing Date, among the Company, the Goldman Investors and the other parties signatory thereto (the "Restated Goldman Registration Rights Agreement"), in each case, duly executed by the Company and each of the other parties thereto.

            (g) Other Deliveries. The Company shall have made the deliveries set forth in Section 2.2(a) hereof. Items delivered pursuant to Section 2.2(a)(v) shall include, without limitation, (i) a resolution of the Board of Directors affirmatively determining that no relationship has been created between the Company and either of Joel S. Beckman or Robert J. Small solely by virtue of this Agreement and the Related Agreements which would preclude the Board of Directors from determining that either of Joel S. Beckman or Robert J. Small is an independent director under the NYSE's proposed corporate governance rules (in the form filed with the SEC on August 16, 2002 and without giving effect to any subsequent amendment of such proposal or rules), and (ii) a certificate of the Company's Chief Executive Officer and Chief Financial Officer certifying that the transactions contemplated by this Agreement do not violate the terms of the Senior Debt Refinancing, and as to such officers' good faith belief, based on projections prepared by the Company using assumptions believed to be reasonable in good faith, that the Company will be able to satisfy the financial covenants contained in the Senior Debt Financing, or such similar certifications as are reasonably acceptable to the Investors.

            (h) Certificates of Designations. Each of the Series A Certificate of Designations and the Series B Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware, shall have become effective and shall be in full force and effect.

            (i) Legal Opinion. The Investors shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, dated the Closing Date and addressed to each Investor, in the form attached hereto as Exhibit H.

            (j) Financing Document Amendments. The Company shall have not amended, modified, waived, terminated or otherwise altered in any material respect the provisions, terms or conditions of any other agreements between the Company and any other Person with respect to an investment in shares of Series A Preferred Stock and Series B Preferred Stock and the rights and obligations incident thereto without the Investors' consent.

            Section 5.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

            (a) Representations and Warranties. All of the representations and warranties of the Investors set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as if made at and as of such time, except (i) to the extent expressly made as of an earlier date, in which case as of such date and
(ii) in the case of the representations and warranties set forth in Sections 4.1, 4.2 and 4.8, which shall be true and correct in all respects on each such date.

            (b) Performance of Obligations. The Investors shall have performed, satisfied and complied with, in all material respects, all covenants and agreements set forth in this Agreement required to be performed by any of them under this Agreement at or prior to the Closing.

            (c) Officers' Certificates. Each of the Investors shall have delivered to the Company a certificate signed by an authorized signatory thereof, dated the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect that the conditions set forth in Section 5.3(a) and 5.3(b) have been satisfied.

            (d) Related Agreements. At or prior to Closing, the Investors shall have delivered to the Company originals of the Related Agreements duly executed by each of the Investors.

            (e) Other Deliveries. The Investors shall have made the deliveries set forth in Section 2.2(b) hereof.

            (f) Legal Opinion. The Company shall have received an opinion of Ropes & Gray, special counsel to the Investors, dated the Closing Date and addressed to the Company, in a form reasonably acceptable to the Company.

                                   ARTICLE VI

                                    COVENANTS

            Section 6.1 Conduct of Business Pending the Closing. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing
(A) unless the Investors otherwise agree in writing, (B) except as set forth in
Section 6.1 of the Company Disclosure Schedule or (C) except for those actions specifically set forth in Sections 2.06(i), (ii) or (iii) of the Stockholders Agreement, in the form attached hereto as Exhibit C, which are permitted to be taken by the Company or its Significant Subsidiaries without the approval of a majority of the directors to be appointed by the Investors to the Board of Directors, the Company shall, and shall cause each of its Significant Subsidiaries to, (i) conduct its business only in the ordinary course and consistent with past practice; (ii) use reasonable best efforts to preserve and maintain its assets and properties and its relationships with its customers, suppliers, advertisers, distributors, agents, officers and employees and other persons with which it has significant business relationships; (iii) use its reasonable best efforts to maintain all of the material assets it owns or uses in the ordinary course of business consistent with past practice; (iv) use its reasonable best efforts to preserve the goodwill and ongoing operations of its business; (v) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; and (vi) comply in all material respects with applicable Laws. Notwithstanding the foregoing and except as expressly contemplated by this Agreement or as set forth on Section 6.1 of the Company Disclosure Schedule, between the date of this Agreement and the Closing, the Company shall not, and shall cause each of its Significant Subsidiaries not to, do any of the following without the prior written consent of the Investors, which consent shall not be unreasonably withheld or delayed:

            (a) amend the Certificate of Incorporation or bylaws or other organizational documents except as contemplated by this Agreement;

            (b) become liable in respect of any guarantee or incur, assume or otherwise become liable in respect of any debt, except for guarantees or borrowings in the ordinary course of business as permitted under the Credit Agreement;

            (c) make any declaration, setting aside or payment of any dividend or other distribution with respect to, or any repurchase, redemption, early repayment or other acquisition of, any of its capital stock, securities directly or indirectly convertible into capital stock, or debt instruments, except as required by the terms thereof;

            (d) take any action that is reasonably likely to result in (i) any of the representations and warranties set forth in Article III (as modified by any section of the Company Disclosure Schedule relating thereto) becoming false or inaccurate in any material respect as of, or at any time prior to, the Closing Date or (ii) any of the conditions to the obligations of the Investors set forth in Section 5.2(a) or
(b) not being satisfied;

            (e) amend, modify, waive, terminate or otherwise alter in any material respect the provisions, terms or conditions of any other agreements between the Company and any other Person that has committed to purchase shares of Series A Preferred Stock and Series B Preferred Stock or any agreements to be entered into in connection therewith; or

            (f) agree to take any of the actions restricted by this Section 6.1.

            Notwithstanding the foregoing, nothing in this Section 6.1 shall in any way be deemed to restrict or prohibit the Company's or its Subsidiaries' ability to (i) pay fees to the lenders under the Credit Agreement, (ii) enter into waivers with respect to the Credit Agreement, (iii) amend the Credit Agreement (consistent with Section 5.1(d)), or (iv) take any other action with respect to the Credit Agreement in accordance with past practice or in the ordinary course of business.

            Section 6.2 Amendment of Certificate of Incorporation and By-Laws of the Company. At or prior to the Closing and subject to the Stockholder Approval, the Company shall cause the Company Charter Amendment, the Series A Certificate of Designations and the Series B Certificate of Designations to be filed with the Secretary of State of Delaware and shall cause the Restated Company By-laws to become effective. The Company shall use its reasonable best efforts to ensure that the Restated Company By-Laws will not be inconsistent, at any time, with any of the terms and provisions contained in the Stockholders Agreement for so long as such agreement is in effect.

            Section 6.3 Certain Payments.

            (a) The Company shall, on the date set forth below, pay to each of Berkshire Partners LLC, a Massachusetts limited liability company ("Berkshire Partners") and Greenbriar Equity Group LLC, a Delaware limited liability company ("Greenbriar Equity Group" and together with Berkshire Partners, the "Investor Managers"), such portion of a transaction fee equal to $1,500,000 in the aggregate, subject to reduction pursuant to Section 6.3(a)(ii) below (the "Transaction Fee"), as is set forth opposite the names of the Investors affiliated with such Investor Managers as set forth on Schedule 6.3(a) hereto:

                  (i) at the Closing, against receipt from each Investor of the Purchase Price payable by such Investor pursuant to Section 2.2(b) hereof; or

                  (ii) immediately upon termination of this Agreement; provided that if this Agreement is terminated by (A) any of the Investors as a result of the failure to satisfy the condition set forth in Section 5.2(e) of this Agreement or due to any inaccuracy of a representation or warranty which inaccuracy is due to an event occurring after the date hereof which is a Material Adverse Effect, no Transaction Fee shall be payable, (B) the Company pursuant to Section 7.1(c)(ii) as a result of a breach or failure to perform by any of the Investors, no Transaction Fee shall be payable, (C) either the Company or the Investors pursuant to Section 7.1(b)(iii), the Transaction Fee payable by the Company to the Investor Managers shall be equal to $750,000, or (D) either the Company or the Investors as a result of the failure to satisfy any of the conditions set forth in Sections 5.1(a), (b), (d), (e) or (f) (provided, the Investors' failure to fulfill any obligation under this Agreement was not the cause of, or did not result in the failure of such condition), the Transaction Fee payable by the Company to the Investor Managers shall be equal to $750,000. Any payment pursuant to this Section 6.3(a)(ii) shall be paid in immediately available funds within two (2) business days of a termination of this Agreement.

            (b) Upon the execution of this Agreement, the Company shall pay to the Investor Managers an aggregate amount equal to (A) $550,000 (which amount is intended to approximate the Investors' expenses incurred solely in connection with the transactions contemplated by this Agreement through September 11, 2002) plus (B) 50% of all reasonable, documented out-of-pocket legal, travel and accounting expenses incurred by the Investors after September 11, 2002 and on or prior to the date hereof solely in connection with the transactions contemplated by this Agreement. Upon the earlier to occur of (x) the Closing, or (y) two (2) business days following termination of this Agreement, the Company shall pay to the Investor Managers an aggregate amount equal to (A) 50% of all reasonable, documented out-of-pocket legal, travel and accounting expenses incurred by the Investors after September 11, 2002 and on or prior to the date hereof solely in connection with the transactions contemplated by this Agreement plus (B) all reasonable, documented out-of-pocket legal, travel and accounting expenses (including, without limitation, filing fees incurred with respect to any filing made under the HSR Act by the Investors) incurred by the Investors solely in connection with the transactions contemplated by this Agreement after the date hereof and on or prior to the earlier to occur of (1) the Closing Date or (2) the date of the termination of this Agreement (collectively, the amounts referred to in the first two sentences of this Section 6.3(b) are referred to as the "Expenses"); provided, however, that in the event that the Company terminates this Agreement pursuant to Section 7.1(c)(ii) as a result of a breach or a failure to perform by any of the Investors of this Agreement, the term "Expenses" shall not include any expenses incurred by the Investors after the date of this Agreement. The amounts payable by the Company to the Investor Managers pursuant to this Section 6.3(b) shall be allocable among the Investor Managers in proportion to the amounts set forth opposite the names of the Investors affiliated with such Investor Managers as set forth on Schedule 6.3(a) hereto.

            (c) The provisions of this Section 6.3 supercede and replace the provisions of the expense reimbursement letter, dated October 22, 2002, between the Company and Greenbriar Equity Group LLC.

            Section 6.4 Availability of Common Stock. From and after the Closing, the Company shall at all times authorize, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of enabling the conversion of the Shares, the full number of shares of Common Stock then issuable upon the conversion of the Shares. The Company will, from time to time, in accordance with the laws of the State of Delaware, use its reasonable efforts to increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Shares.

            Section 6.5 Proxy Statement; Stockholder Approval.

            (a) The Company shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

                  (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the mailing of the Proxy Statement (as defined below) for the purpose of obtaining the Stockholder Approval;

                  (ii) prepare a form of proxy statement to be mailed to the stockholders of the Company in connection with the Special Meeting (the "Proxy Statement") as soon as practicable after the date hereof (provided that the Investors and their counsel shall be given reasonable opportunity to review and comment on the preliminary proxy statement, any amendments thereto and related communications with stockholders prior to filing with the SEC and provided further that the Investors shall have the right to consent to any descriptions of or references to (i) the Investors or any of their Affiliates, and (ii) the Series A Certificate of Designations, the Series B Certificate of Designations and the Related Agreements and the transactions contemplated thereby in the Proxy Statement or such communications, which consent shall not be unreasonably withheld or delayed) and use its reasonable best efforts (x) (1) to respond as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement and (2) to promptly supply the Investors with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, and (y) to cause the definitive Proxy Statement to be mailed to its stockholders at the earliest practicable date following the clearance of the Proxy Statement by the SEC and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies;

                  (iii) except to the extent the Board of Directors determines in good faith, after consultation with outside counsel, that contrary action is required by such Board of Directors' fiduciary duties under applicable law, recommend, without qualification, that the stockholders of the Company vote to adopt and approve (x) the issuance of the Shares and the shares of Common Stock issuable upon conversion of the Shares, (y) the Company Charter Amendment and (z) the adoption of the Hexcel Corporation 2003 Incentive Stock Plan and amendments to certain of the Company's existing equity incentive plans, substantially on terms set forth in Exhibit I hereto, and include in the Proxy Statement such unqualified recommendations and take all lawful action to solicit such approvals and acceptances.

            (b) The Company will advise the Investors, promptly after it receives notice thereof, of the time when any supplement or amendment has been filed or of any request by the SEC for an amendment of or supplement to the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time the Company or the Investors, respectively, discover any information relating to the Company or the Investors, or any of their respective affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement so that the document will not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the party that discovers any misleading information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing the information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the Company's stockholders.

            (c) The Company shall use reasonable efforts to ensure that the Proxy Statement (including without limitation any SEC Reports incorporated by reference therein) shall comply in all material respects with all applicable federal or other securities laws, except that the Company shall have no obligation as to information provided by any of the Investors.

            Section 6.6 No Solicitation.

            (a) Except as consented to by the Investors and except to satisfy the condition set forth in Section 5.1(g) of this Agreement, the Company shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause its officers, directors, employees, financial advisors, consultants, attorneys, accountants, and other agents not to, directly or indirectly, solicit, initiate, encourage or facilitate or take any action to solicit, initiate, encourage or facilitate the submission or making of any Alternate Proposal or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto, or, in connection with any Alternate Proposal or potential Alternate Proposal, disclose any nonpublic information relating to it or its Subsidiaries or afford access to the properties, books or records of it or its Subsidiaries to any Person that has made, or, to such party's knowledge, is considering making, any Alternate Proposal; provided, however, in the event that the Company shall receive an Alternate Proposal that could reasonably be expected to result in a Superior Proposal that was not solicited by it after the date hereof and which did not otherwise result from a breach of this Section 6.6, then (i) the Company or its representatives may make such inquiries or conduct such discussions with respect to such Alternate Proposal as the Board of Directors, after consultation with outside legal counsel, may deem necessary to inform itself for the purpose of exercising its fiduciary duties and (ii) if the Board of Directors of the Company by a majority vote determines in good faith (after receiving advice of a financial adviser of nationally recognized reputation) that such Alternate Proposal is reasonably likely to result in a Superior Proposal, the Company and its representatives may conduct such additional discussions or provide such information as the Board of Directors may determine, but only if, (i) prior to such additional discussions or such provision of information the Board of Directors by a majority vote shall have determined in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to constitute a breach by it of its fiduciary duties to its stockholders under applicable law and (ii) prior to providing any such information, the Company shall have received from such Person an executed agreement protecting the confidentiality of the information to be provided.

            (b) Nothing contained in this Agreement shall prevent the Board of Directors from complying with Rule 14e-2 under the Exchange Act with regard to an Alternate Proposal.

            (c) Upon receiving any unsolicited Alternate Proposal (or any amendment, supplement or change to any previously submitted Alternate Proposal) or any inquiry that could reasonably be expected to lead to an Alternate Proposal, the Company shall promptly (and in no event later than two business days after receipt of any Alternate Proposal or amendment, supplement or change thereto) notify the Investors of the receipt of such Alternate Proposal or amendment, supplement or change to any previously received Alternate Proposal or any inquiry that could reasonably be expected to lead to an Alternate Proposal and the identity of the Person making such proposal or submitting such amendment, supplement or change and the material terms and conditions of such Alternate Proposal or any inquiry that could reasonably be expected to lead to an Alternate Proposal.

            (d) Except as set forth in this Section 6.6(d), the Board of Directors shall not withdraw its recommendation of the transactions contemplated by this Agreement or approve or recommend, or cause the Company to enter into any agreement with respect to, any Alternate Proposal. Notwithstanding the foregoing, if the Board of Directors by a majority vote determines in good faith, after consultation with outside legal counsel, that such withdrawal of recommendation or approval or recommendation of a Superior Proposal or entering into an agreement with respect to a Superior Proposal may reasonably be expected to be required to satisfy its fiduciary duties, the Board of Directors may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only (i) after providing written notice to the Investors (a "Notice of Superior Proposal") advising the Investors that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying such Person making such Superior Proposal and (ii) if the Investors do not, within five business days of the Investors' receipt of the Notice of Superior Proposal, make an offer which the Board of Directors by a majority vote determines in good faith (based on the advice of a financial advisor of nationally recognized reputation) to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, the Company shall not be entitled to withdraw its recommendation of the transactions contemplated hereby or enter into any agreement with respect to a Superior Proposal unless this Agreement has been or concurrently is terminated by its terms pursuant to
Section 7.1 and the Company has paid any amounts due to the Investors pursuant to Section 7.3.

            (e) For purposes of this Agreement, "Alternate Proposal" means any offer or proposal for, or any indication of interest in, any (i) direct or indirect acquisition or purchase of a business or assets that constitute 20% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement and the Goldman Purchase Agreement.

            (f) For purposes of this Agreement, "Superior Proposal" means any bona fide Alternate Proposal, which does not contain any due diligence condition, on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and outside counsel) to be more favorable from a financial point of view to the Company's stockholders than the transactions contemplated by this Agreement, taking into account any changes to the transactions contemplated by this Agreement that have been proposed by the Investors in response to such proposal.

            Section 6.7 HSR Act; Other Filings. Each of the Investors and the Company shall cooperate in making required filings under the HSR Act and any foreign governmental and regulatory filings, notices and approvals required to be made or obtained as contemplated by Section 5.1(e) hereof.

            Section 6.8 Consents; Approvals. The Company shall use its commercially reasonable efforts to obtain, as promptly as practicable, all consents, waivers, exemptions, approvals, authorizations or orders (collectively, "Consents") (including, without limitation (i) all Consents required to avoid any breach, violation, default, encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration of any material agreement or instrument to which the Company is a party or its properties or assets are bound, and (ii) all United States and foreign governmental and regulatory approvals), required in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, in each case as promptly as practicable, except where the failure to obtain such Consents, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

            Section 6.9 Debt Refinancing.(a) The Company shall use its reasonable best efforts to consummate the Senior Debt Refinancing on substantially the terms set forth in Exhibit G hereto.

            (b) Prior to Closing, the Company shall (i) use its commercially reasonable efforts to cause the terms of the agreements to be entered into pursuant to the Senior Debt Refinancing, including any senior ranked revolving credit facility, to not prohibit the acquisition of debt securities, other than debt securities issued pursuant to the Senior Debt Refinancing, of the Company by the Investors and (ii) not enter into any agreement, other than the agreements referred to in clause (i), which would prohibit the acquisition of debt securities by the Investors.

            Section 6.10 Listing. The Company shall use its reasonable best efforts to continue to have its Common Stock listed on the NYSE and PCX or another national securities exchange for so long as the Investors own any Shares.

            Section 6.11 Cooperation. Each of the Investors, on the one hand, and the Company, on the other, agrees to use commercially reasonable efforts to cause, or not to impede, to the extent that such party has control or influence over such matters, satisfaction of the conditions to the other party's obligation to consummate the transactions contemplated by this Agreement set forth in Section 5.2 or 5.3, as applicable.

            Section 6.12 Execution and Delivery of Related Agreements. Prior to or simultaneously with the Closing, (i) the Company shall execute and deliver to the Investors the Related Agreements (in each case upon satisfaction or waiver of the other conditions set forth in Sections 5.1 and 5.3 hereto), and (ii) each of the Investors shall execute and deliver to the Company the Related Agreements (in each case upon satisfaction or waiver of the other conditions set forth in Sections 5.1 and 5.2 hereto).

            Section 6.13 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares to repay indebtedness of the Company and for general corporate purposes.

            Section 6.14 Investors' Access to Premises; Notices of Developments.

            (a) From the date of this Agreement until the Closing Date, the Company will permit the Investors and their respective representatives to have full access (at reasonable times and upon reasonable notice) to all officers of the Company and its Subsidiaries and to all premises, properties, books, records (including tax records), contracts, financial and operating data and information and documents pertaining to the Company and its Subsidiaries and make copies of such books, records, contracts, data, information and documents as any Investor or their respective representatives may reasonably request.

            (b) From the date of the Agreement until the Closing Date, the Company will give the Investors prompt written notice upon becoming aware of any development materially adversely affecting the assets, liabilities, business, financial condition or operations of the Company or its Subsidiaries, or any event or circumstance that could reasonably be expected to result in a breach of, or inaccuracy in, any of the Company's representations and warranties in this Agreement; provided, however, that no such disclosure will be deemed to prevent or cure any such breach of, or inaccuracy in, amend or supplement any Company Disclosure Schedule to, or otherwise disclose any exception to, any of the representations and warranties set forth in this Agreement.

            Section 6.15 IRS Forms. Prior to or simultaneously with the payment of the amounts due the Investor Managers pursuant to Section 6.3(b) hereof, each of the Investors and the Investor Managers shall provide the Company, in the manner prescribed by applicable law, validly completed and executed Internal Revenue Service Forms W-9 or W-8BEN or other applicable W-8.

                                  ARTICLE VII

                                   TERMINATION

            Section 7.1 Termination. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

            (a) by the mutual written consent of each of the Investors and the Company;

            (b) by the Investors or the Company:

                  (i) if the Closing has not occurred on or before May 30, 2003 (the "Expiration Date") and this Agreement has not previously been terminated; provided, that the right to terminate the Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                  (ii) if any Governmental Entity shall have issued an order, judgment, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment, decree, ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in the issuance of such order, judgment, decree or ruling; or

                  (iii) if, at the Special Meeting, the Stockholder Approval is not obtained, provided, that the right to terminate the Agreement pursuant to this Section 7.1(b)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in, the failure to obtain Stockholder Approval;

            (c) by the Company:

                  (i) if the Company receives a Superior Proposal and the Board of Directors has complied with the provisions of Section 6.6(a), (c) and (d), including the notice provisions therein, and with the applicable requirements of
Section 7.3, including the payments required thereunder; or

                  (ii) if (A) the representations and warranties of any of the Investors set forth in this Agreement (other than those set forth in Sections 4.1, 4.2 and 4.8) shall not be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on such date (except to the extent expressly made as of an earlier date, in which case as of such date), (B) the representations and warranties set forth in Sections 4.1, 4.2, and 4.8 shall not be true and correct in all respects on each such date (except to the extent expressly made as of an earlier date, in which case as of such date), or (C) any of the Investors shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it, which inaccuracy or breach is incapable of being cured prior to the Expiration Date, except, in the case of the inaccuracy of any representation or warranty, for changes specifically permitted by this Agreement.

            (d) by the Investors:

                  (i) if the Board of Directors or any committee thereof shall have withdrawn or modified, in a manner adverse to the Investors, its approval or recommendation of any of the transactions contemplated by this Agreement; or

                  (ii) if (A) the representations and warranties of the Company set forth in this Agreement shall not be true and correct on and as of the date of this Agreement and on and as of the date of such determination as if made on such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, (i) in the case of any such representations and warranties (other than those set forth in the second sentence of Section 3.1(b), Sections 3.2-3.6, Sections 3.11-3.16 and Section 3.21) where the failure to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have a Material Adverse Effect and (ii) in the case of the representations and warranties set forth in the second sentence of Section 3.1(b), Sections 3.2-3.6, Sections 3.11-3.16 and Section 3.21 hereof, the representations and warranties shall not be true and correct in all material respects on each such date (except to the extent such statements in representations and warranties are qualified by "materiality" or "Material Adverse Effect", which shall statements be true and correct in all respects on each such date), or (B) the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured prior to the Expiration Date, except, in the case of the failure of any representation or warranty, for changes specifically permitted by this Agreement; or

                  (iii) if any change, event or development or series of changes, events or developments which individually or in the aggregate has had a Material Adverse Effect subsequent to the date of this Agreement and which Material Adverse Effect is incapable of being cured prior to the Expiration Date, provided, that a party may not terminate the Agreement pursuant to this
Section 7.1(d)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the change, event or development.

            Section 7.2 Effect of Termination. Termination pursuant to Section
7.1 shall terminate all obligations and liabilities of the parties hereto under this Agreement except for (i) liabilities for breach by any party under this Agreement and (ii) obligations or liabilities arising under Sections 6.3, 7.2 and 7.3 and Articles VIII and IX.

            Section 7.3 Termination Payment. In the event that (A) this Agreement is terminated by the Investors pursuant to Section 7.1(d)(i), (B) this Agreement is terminated by the Company pursuant to Section 7.1(c)(i), or (C) (i) this Agreement is terminated by the Investors as a result of the failure to satisfy the condition set forth in Section 5.1(g) of this Agreement and such failure is due solely to a material breach (which is incapable of being cured prior to the Expiration Date) by the Goldman Investors of their obligations pursuant to the Goldman Purchase Agreement, and (ii) the Company consummates a transaction that constitutes an Alternate Proposal within nine months after the date this Agreement is terminated, then in any such event, the Company shall pay to the Investor Managers an aggregate termination payment in cash equal to $3,115,000 minus the sum of (x) any amount paid or payable to the Investors pursuant to Section 6.3(a)(ii) of this Agreement and (y) 50% of any amount paid or payable by the Company in respect of the Expenses pursuant to this Agreement (the "Termination Payment"). The Termination Payment shall be payable in addition to the Transaction Fee and payment of Expenses payable pursuant to Section 6.3). The amounts payable by the Company to the Investor Managers pursuant to this Section 7.3 shall be allocable among the Investor Managers in proportion to the amounts set forth opposite the names of the Investors affiliated with such Investor Managers as set forth on Schedule 6.3(a) hereto.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            Section 8.1 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement shall expire twelve months after the Closing Date, except that the representations and warranties set forth in Sections 3.1(a), 3.2 and 3.3 shall survive until 60 days after the expiration of the applicable statute of limitations (including any extensions thereof) and the representations and warranties set forth in Section 3.7 shall survive until eighteen months after the Closing Date. After the expiration of such periods, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has asserted a claim in accordance with this Article VIII for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Article
VIII. The covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing until performed in accordance with their terms.

            Section 8.2 Indemnification.

            (a) The Company shall indemnify, defend and hold harmless the Investors, their Affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each an "Investor Indemnified Person") from and against all Losses incurred or suffered by an Investor Indemnified Person arising from, relating to or as a result of
(i) the breach of any of the representations or warranties made by the Company in this Agreement (which breach shall be determined without regard to any materiality or Material Adverse Effect qualifications contained in the representation and warranty giving rise to such claim for indemnity), (ii) the breach of any covenant, obligation or agreement made by the Company in this Agreement or (iii) any actual or threatened Litigation against such Investor Indemnified Person by any Person (other than an Investor Indemnified Person) in connection with (A) the transactions contemplated hereby or by the Related Agreements, (B) the negotiation, execution, delivery and performance of this Agreement or the Related Agreements or (C) any actions taken by any Investor Indemnified Person pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (whether or not the transactions contemplated hereby or thereby are consummated); provided, however, that the Company shall not have any obligation to indemnify the Investor Indemnified Persons pursuant to this Section 8.2(a)(iii) to the extent such suit, action, claim or proceeding arises from a breach of this Agreement by any Investor Indemnified Person or a failure of any representation or warranty set forth in
Article IV hereof to be true and correct and such breach or failure of a representation or warranty to be true and correct results in any condition contained in Sections 5.1 or 5.3 hereof being incapable of being satisfied prior to May 30, 2003.

            (b) Each Investor shall, solely on behalf of itself, separately and not jointly, indemnify, defend and hold harmless the Company, its Affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each a "Company Indemnified Person") from and against all Losses incurred or suffered by a Company Indemnified Person arising from, relating to, or as a result of (i) the breach of any of the representations or warranties made by such Investor in this Agreement or (ii) the breach of any covenant, obligation or agreement made by such Investor in this Agreement.

            (c) No claim may be made against the Company for indemnification with respect to breaches of representations and warranties pursuant to Section 8.2(a)(i) above with respect to any Losses unless the aggregate amount of Losses incurred by the Investor Indemnified Persons thereunder exceeds $2,000,000, and the Company shall then only be liable for the amount of such Losses which exceed $2,000,000. The maximum amount recoverable under Section 8.2(a)(i) by all Investor Indemnified Persons, in the aggregate, shall be $20,000,000; provided, however, the maximum amount recoverable under Section 8.2(a)(i) with respect to a breach of the Company's representation and warranty contained in Section 3.4 shall be an amount equal to the Purchase Price. No claim may be made against the Investors for indemnification with respect to breaches of representations and warranties pursuant to Section 8.2(b)(i) above with respect to any Losses unless the aggregate amount of Losses incurred by the Company Indemnified Persons thereunder exceeds $2,000,000, and the Investors shall then only be liable for the amount of such Losses which exceed $2,000,000. The maximum amount recoverable under Section 8.2(b)(i) by all Company Indemnified Persons, in the aggregate, shall be $20,000,000.

            (d) In no case shall any payment be made in the case of an indemnification claim under Section 8.2(a)(i) or 8.2(a)(ii) until a Loss occurs. No Person shall have any liability to any Investor Indemnified Person under
Section 8.2(a)(i) for any breach of a representation or warranty to the extent that a claim for indemnification is based upon facts of which any Investor Indemnified Person had knowledge on or prior to the Closing Date, unless such claim also relies upon a materially adverse occurrence or development that occurs after the Closing Date. For purposes of this Section 8.2(d), (i) the Investors shall only be deemed to have knowledge of a fact if any of the Persons listed on Schedule 8.2(d) has knowledge of the particular fact and (ii) such individual shall be deemed to have knowledge only to the extent of his or her actual knowledge of such fact and only to the extent of his or her awareness that such fact constitutes a breach of such representation or warranty.

            Section 8.3 Procedure for Indemnification.

            (a) If an Investor Indemnified Person or a Company Indemnified Person (such Person being referred to as the "Indemnitee") shall receive notice or otherwise learn of the assertion by a Person who is not a party to this Agreement of any claim or of the commencement by any such Person of any action (a "Claim") with respect to which the other party (the "Indemnifying Party") may be obligated to provide indemnification, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Claim; provided, that the failure of any Indemnitee to give notice as provided in this Section 8.3 shall not relieve the applicable Indemnifying Party of its obligations under this Article VIII, except to the extent that such Indemnifying Party is materially prejudiced by such failure to give notice; provided, further, that the applicable Indemnifying Party shall have no obligations under
Section 8.2(a)(i) or Section 8.2(b)(i), as applicable, unless such written notice is received by the Indemnifying Party within the survival periods set forth in Section 8.1. Such notice shall describe the Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by or is claimed against such Indemnitee.

            (b) An Indemnifying Party may elect to compromise, settle or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Claim; provided, however, that the Indemnifying Party shall not compromise, settle or defend a Claim without the consent of the Indemnitee (which consent shall not be unreasonably withheld). If an Indemnifying Party elects to compromise, settle or defend a Claim, it shall, within 30 days of the receipt of notice from an Indemnitee pursuant to Section 8.3(a) (or sooner, if the nature of such Claim so requires), notify the applicable Indemnitee of its intent to do so, and such Indemnitee shall cooperate in a commercially reasonable manner in the compromise or settlement of, or defense against, such Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Claim, the Indemnitee shall have the right to participate in the defense thereof, at its own expense, and such Indemnifying Party shall not be liable to such Indemnitee under this Article VIII for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof (except expenses approved in advance by the Indemnitee); provided, that such Indemnitee shall have the right to employ one separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnitee if (i) in the reasonable judgment of the Indemnitee, there are legal defenses available to such Indemnitee that are different from or additional to those available to the Indemnifying Party, (ii) the Indemnifying Party shall authorize in writing the Indemnitee to retain a single, separate counsel at the Indemnifying Party's expense or (iii) the defendants in any such Claim include both the Indemnifying Party and the Indemnitee and, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such Claim, and only in the events listed in clauses (i) through (iii) of this paragraph (b) shall the reasonable fees and expenses of such separate counsel be paid by such Indemnifying Party. If an Indemnifying Party elects not to compromise, settle or defend against a Claim, or fails to notify an Indemnitee of its election as provided in this Section 8.3 within 30 days of notice from the Indemnitee pursuant to Section 8.3(a), such Indemnitee may compromise, settle or defend such Claim at the expense of such Indemnifying Party.

            (c) If an Indemnifying Party chooses to defend any claim, the applicable Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense.

            (d) If the aggregate amount of any Loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, net of any expenses incurred in connection therewith or additional Losses incurred, shall promptly be repaid by the applicable Indemnitee to the applicable Indemnifying Party.

            (e) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and, at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

            Section 8.4 Sole Remedy. Except in the case of fraud, the rights to indemnification provided for in this Article VIII for a breach of representations or warranties by the Investors (in the case of indemnification pursuant to Section 8.2(b)(i)) or the Company (in the case of indemnification pursuant to Section 8.2(a)(i)) shall constitute the sole post-closing remedy of the Company and the Investors, respectively, for such breach, and the Company and the Investors shall have no other liability or damages to the other party resulting from any such breach.

                                   ARTICLE IX

                                  MISCELLANEOUS

            Section 9.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

            Section 9.2 Jurisdiction; Forum; Service of Process; Waiver of Jury Trial. With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this Agreement each of the Investors and the Company hereby irrevocably:

            (a) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the "Selected Courts") and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts;

            (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Investors at their respective addresses referred to in Section 9.5 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and

            (C) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

            Section 9.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. The Investors may make the assignments permitted by Section 1.02 and, subject to applicable securities laws, assign any of their rights hereunder to a Permitted Transferee to the extent such Permitted Transferee also receives and holds Shares or shares of Common Stock issuable upon conversion of the Shares in accordance with the Stockholders Agreement. Other than as set forth herein, no assignment of this Agreement may be made by any party at any time, whether or not by operation of law, without each of the other parties' prior written consent.

            Section 9.4 Entire Agreement; Amendment. Other than as provided in this Section 9.4, this Agreement, the Related Agreements and the Confidentiality Agreement, dated June 12, 2002, between the Company and Berkshire Partners LLC, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and by each of the Investors. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision hereof (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

            Section 9.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

            (a)   if to the Company, to:

                  Hexcel Corporation
                  Two Stamford Plaza
                  281 Tresser Boulevard
                  16th Floor
                  Stamford, Connecticut 06901-3238
                  Telecopy No.: (203) 358-3972
                  Attention: Ira J. Krakower, Esq.

                  with a copy to each of the following (which shall not constitute notice):

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Telecopy No.: (212) 735-2000

                  Attention: Joseph A. Coco, Esq. and Thomas W. Greenberg, Esq.

            (b)   if to the Investors, to:

                  Berkshire Partners LLC
                  One Boston Place
                  Suite 3300
                  Boston, Massachusetts 02108
                  Telecopy No.: (617) 227-6105

                  Attention: Mr. Robert J. Small

                  and:

                  Greenbriar Equity Group LLC
                  555 Theodore Fremd Avenue
                  Suite A-201
                  Rye, New York 10580
                  Telecopy No.: (914) 925-9699

                  Attention: Mr. Joel S. Beckman

                  with a  copy to (which shall not constitute notice):

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts 02110-2624
                  Telecopy No.: (617) 951-7050
                  Attention: David C. Chapin, Esq. and Paul F. Van Houten, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).

            Section 9.6 Certain Definitions. As used herein, the following terms shall have the meanings set forth below:

            (a) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            (b) "beneficially owns" and "beneficial ownership" shall have the meanings as used in Rules 13d-3 and 13d-5 promulgated under the Exchange Act, except that for the purposes of Article IV of this Agreement, such meanings shall include the right to acquire securities, whether or not such right is exercisable immediately);

            (c) "Common Stock" shall mean the Company's common stock, par value $0.01 per share;

            (d) "Credit Agreement" shall mean the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, as amended, among the Company, certain of its Subsidiaries, the lenders parties thereto, Citibank, N.A. and Credit Suisse First Boston;

            (e) "Environmental Laws" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, code or rule of common law now in effect and in each case as amended, and any applicable judicial interpretation thereof, including any legally binding judicial or administrative order, consent decree or judgment, relating to the environment, employee, health and safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 201 & 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time;

            (f) "Goldman Governance Agreement" shall mean the Governance Agreement, dated December 19, 2000, among the Company, LXH, L.L.C, LXH II, L.L.C. and the Goldman Investors and as amended on April 25, 2001;

            (g) "Goldman Investors" shall mean, collectively, GS Capital Partners 2000 L.P., a Delaware limited partnership, GS Capital Partners 2000 Offshore, L.P., a Cayman Islands exempted limited partnership, GS Capital Partners 2000 Employee Fund, L.P., a Delaware limited partnership, GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, a German limited partnership and Stone Street Fund 2000, L.P., a Delaware limited partnership;

            (h) "Goldman Purchase Agreement" shall mean the Stock Purchase Agreement, dated December 18, 2002, by and among the Company and the Goldman Investors;

            (i) "Goldman Registration Rights Agreement" shall mean the Registration Rights Agreement, dated December 19, 2000, between the Company, LXH, L.L.C. and LXH II, L.L.C.;

            (j) "Governmental Entity" shall mean any national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority;

            (k) "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous substances", "restricted hazardous wastes", "toxic substances" or "toxic pollutants" under any applicable Environmental Law;

            (l) "Knowledge" shall mean, with respect to the Company, the knowledge of David E. Berges, Michael Canario, William J. Fazio, Stephen C. Forsyth, William Hunt, Ira J. Krakower, Joseph H. Shaulson and David R. Tanonis;

            (m) "Losses" shall mean each and all of the following items: claims, losses, liabilities, obligations, payments, damages (actual or punitive), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts);

            (n) "Material Adverse Effect" means any event which has had, has or would reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries, taken as a whole, other than (i) as a result of changes in general economic or industry conditions or changes in applicable laws, rules or regulations, (ii) as disclosed in Section 9.6(n)(ii) of the Company Disclosure Schedule, or (iii) as a result of changes arising out of the announcement of the transactions contemplated by this Agreement; provided, however, that, for all purposes of this Agreement, any extension or amendment by the Company of the Credit Agreement shall not be taken into account in determining whether a "Material Adverse Effect" has occurred;

            (o) "Permitted Transferee" shall have the meaning assigned to such term in the Stockholders Agreement;

            (p) "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity;

            (q) "Significant Subsidiaries" shall have the meaning ascribed thereto in Rule 1-02 of Regulation S-X (17 CFR 210); and

            (r) "Subsidiary" shall mean as to any Person, each corporation, partnership or other entity of which shares of capital stock or other equity interests having ordinary voting power (other than capital stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by such Person.

            Section 9.7 Withholding. Each Investor agrees to indemnify, defend and hold harmless the Company and its Affiliates from and against any liability for taxes, interest and penalties imposed by any Governmental Entity arising from or attributable to any failure of the Company to withhold any taxes with respect to any payment made pursuant to this Agreement by the Company to the Investor Manager of which it is an Affiliate.

            Section 9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

            Section 9.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

            Section 9.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            Section 9.11 No Public Announcement. None of the Investors or the Company shall make any press release, public announcement or filing with any Governmental Entity concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be obligated to make any such disclosure by this Agreement, by law or by the NYSE and then only after consultation with the other parties hereto regarding the basis of such obligation and the content of such press release, public announcement or filing or as the parties shall mutually agree. The parties agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in the form attached hereto as Exhibit J.

            Section 9.12 Further Actions. Subject to Section 6.6, at any time or from time to time after the Closing, the Company and the Investors agree to cooperate with each other, and at the request of the other parties, to execute and deliver any further instruments or documents and to take all such further action as the other parties may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby or by the Related Agreements and to otherwise carry out the intent of the parties hereunder or thereunder.

            Section 9.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

            IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed under seal by one of its duly authorized officers as of the date first above written.

HEXCEL CORPORATION

By: /s/ Stephen C. Forsyth
    -------------------------------

Name:  Stephen C. Forsyth
Title: Executive Vice President and
       Chief Financial Officer


GREENBRIAR EQUITY FUND, L.P.

By: Greenbriar Equity Capital, L.P.,
  its general partner

By: Greenbriar Holdings LLC,
  its general partner

By: /s/ Joel S. Beckman
    -------------------------------
Name:  Joel Beckman
Title: Managing Member


GREENBRIAR CO-INVESTMENT
PARTNERS, L.P.

By: Greenbriar Holdings LLC,
  its general partner

By: /s/ Joel S. Beckman
    -------------------------------
Name:  Joel Beckman
Title: Managing Member

BERKSHIRE FUND V,
LIMITED PARTNERSHIP

By: Fifth Berkshire Associates LLC
  its general partner

By: /s/ Robert J. Small
    -------------------------------
Name:  Robert J. Small
Title: Managing Director


BERKSHIRE FUND VI,
LIMITED PARTNERSHIP

By: Sixth Berkshire Associates LLC
  its general partner

By: /s/ Robert J. Small
    -------------------------------
Name:  Robert J. Small
Title: Managing Director


BERKSHIRE INVESTORS LLC

By: /s/ Robert J. Small
    -------------------------------
Name:  Robert J. Small
Title: Managing Director

                                                                    SCHEDULE 1.2

                                                           NUMBER OF
                                  NUMBER OF                SHARES OF
                                  SHARES OF SERIES A       SERIES B             PURCHASE
INVESTOR                          PREFERRED STOCK          PREFERRED STOCK      PRICE PAID
--------                          ------------------       ---------------      ----------
Greenbriar Equity Fund, L.P.           38,176.5                38,176.5         $38,176,757.93

Greenbriar Co-Investment
Partners, L.P.                              761                     761         $   760,742.07

Berkshire Fund V,
Limited Partnership                    17,699.5                 17699.5         $17,698,845.94

Berkshire Fund VI,
Limited Partnership                      19,230                  19,230         $19,229,362.25

Berkshire Investors LLC                   2,008                   2,008         $ 2,009,291.81
                                       --------                 -------         --------------

Total                                    77,875                                 $77,875,000.00

                                                                 SCHEDULE 3.9(a)

1. Counsel for the Company has had no oral or written communications with the Antitrust Division of the United States Department of Justice (the "Antitrust Division") since September 2001 with respect to the criminal investigation by the Antitrust Division regarding possible alleged price-fixing and other antitrust violations in connection with the carbon fiber and carbon prepreg industries (the "Antitrust Investigation").

2. The Company has not been notified, and has no reason to believe, that it is a target of the Antitrust Investigation.

3. The Company has no reason to believe that Hercules has been identified as a target of the Antitrust Investigation.

4. To the Company's knowledge, no current or former employee of the Company has invoked his Fifth Amendment right against self-incrimination or intends to invoke his Fifth Amendment right against self-incrimination in connection with any testimony (criminal or civil or otherwise) taken under oath in connection with the Antitrust Investigation.

5. To the Company's knowledge, no current or former Hercules employee has invoked his Fifth Amendment right against self-incrimination or intends to invoke his Fifth Amendment right against self-incrimination in connection with any testimony (criminal or civil or otherwise) taken under oath in connection with the Antitrust Investigation.

                                                                 SCHEDULE 6.3(a)

INVESTOR MANAGER                                      PORTION OF PAYMENT
----------------                                      ------------------
Berkshire Partners LLC                                        50%

Greenbriar Equity Group LLC                                   50%

                                                                 SCHEDULE 8.2(d)

Robert J. Small

Joel S. Beckman

Joshua A. Lutzker

Jill Raker